Exhibit 1.1

4,250,000 Shares*

COMPUTER ACCESS TECHNOLOGY CORPORATION

Common Stock

UNDERWRITING AGREEMENT

March     , 2004

B. Riley & Co., Inc.

11150 Santa Monica Blvd., Suite 750

Los Angeles, CA 90025

Ladies and Gentlemen:

The stockholders of Computer Access Technology Corporation, a Delaware corporation (the “Company”) named in Schedule II hereto (the “Selling Stockholders”) propose to sell an aggregate of 4,250,000 shares (the “Firm Shares”) of the Company’s common stock (the “Common Stock”), in each case to the underwriter named in Schedule I hereto (the “Underwriter”). The Selling Stockholders have also agreed to grant to you as the Underwriter an option (the “Option”) to purchase up to an aggregate of 637,500 additional shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (“Option Shares”). The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

The Company and the Selling Stockholders confirm as follows their respective agreements with the Underwriter.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, (i) each Selling Stockholder agrees to issue and sell to the Underwriter the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto and (ii) the Underwriter agrees to purchase from the Selling Stockholders the Firm Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, at the purchase price of $             for each Firm Share.

(b) Subject to all the terms and conditions of this Agreement, each Selling Stockholder grants the Option to the Underwriter to purchase up to the maximum number of Option Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto at the same price per share as the Underwriter shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter and may be exercised in whole or

* Plus an option to purchase up to an additional 637,500 shares to cover over-allotments.

in part, and in such amount as set forth on Schedule II hereto, at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written notice (the “Option Shares Notice”) by the Underwriter to the Company and the Selling Stockholders no later than 12:00 noon, Pacific time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, each Selling Stockholder will sell to the Underwriter the number of Option Shares set forth in the Option Shares Notice with respect to each Selling Stockholder (but not a number of Option Shares in excess of the number of Option Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto), as the case may be, and the Underwriter will purchase such number of Option Shares.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Underwriter against payment of the purchase price by wire transfer payable in same-day funds to the order of the Selling Stockholder for the Firm Shares sold by him or it at the office of B. Riley & Co., Inc., Los Angeles, California, at 10:00 a.m., Pacific time, on the third (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Selling Stockholders and the Underwriter (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriter (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

The Company agrees that certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and the Option Shares by the Selling Stockholders to the Underwriter shall be borne proportionately by the Selling Stockholders. The Company or the Selling Stockholder, as appropriate, will pay and save the Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Shares.

3. Representations and Warranties of the Company and the Selling Stockholders. The Company and the Selling Stockholders represent, warrant and covenant, severally and not jointly, to the Underwriter the following, provided, however, that with respect to any representation, warranty or covenant that is to the knowledge of the Company and/or a Selling Stockholder, (1) any breach of such representation, warranty or covenant by the Company due solely to the Company’s knowledge shall only be a breach by the Company, and (2) any breach of such representation, warranty or covenant by the Selling Stockholder due solely to the Selling Stockholder’s knowledge shall only be a breach by such Selling Stockholder:

(a) The Company meets the requirements for use of Form S-3 for sales of the Shares by the Selling Stockholders and a registration statement (Registration No. 333-113255) on Form S-3 relating to the sale of the Shares by the Selling Stockholders, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. The term “preliminary prospectus” as used herein means a preliminary prospectus, including the documents incorporated by reference therein, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriter. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective (the “Effective Date”), including all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto and any information deemed to be included by Rule 430A, and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations. The term “Prospectus” means the prospectus relating to the sale of the Shares by the Selling Stockholders, including the documents incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus, including the documents incorporated by reference therein, included in the Registration Statement at the Effective Date. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), during the period through and including the Closing Date and, if later, on any later date on which Option Shares are purchased, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did and will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”) and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by the Selling Stockholders. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by the Selling Stockholders. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company and the Selling Stockholders each acknowledge that the statements set forth in the fifth, eighth and ninth paragraphs under the heading “Underwriting” in the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

(c) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

(d) The Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Schedule IV hereto (the “Subsidiaries”). The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would individually or in the aggregate result in a material and adverse effect on the Company and its Subsidiaries or its or their business, properties, business prospects, condition (financial or other) or results of operations, taken as a whole (a “Material Adverse Effect”). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances. There are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws, unless such amendment has been filed. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

(e) All of the outstanding shares of capital stock of the Company (including the Firm Shares and the Option Shares to be sold by the Selling Stockholders under this Agreement) have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws. No preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company incorporated by reference into the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all material respects. Except as set forth in the Prospectus, or as a result of option grants under the Company’s stock option plans in the ordinary course and consistent with past practice, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Firm Shares or the Option Shares as contemplated herein.

(f) The financial statements, notes and schedules included or incorporated by reference into the Registration Statement or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. PricewaterhouseCoopers LLP (“PWC”), who has reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The summary consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement subject, in the case of quarterly information, to normal year-end audit adjustments.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the

Company (other than in connection with the exercise of options to purchase the Company’s Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor, and the purchase of shares under the Company’s stock purchase plan), or any Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will any of them enter into, except in the ordinary course of business, any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(h) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(i) There are no legal actions, suits or proceedings pending or, to the knowledge of the Company and the Selling Stockholders, threatened against the Company, or any of its Subsidiaries, or any of its or their officers or directors in their capacity as such, nor, to the knowledge of the Company and the Selling Stockholders, any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding that would result in a Material Adverse Effect.

(j) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might result in a Material Adverse Effect. To the knowledge of the Company and the Selling Stockholders, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will not be, in violation of any provision of its certificate of incorporation, by-laws or other organizational documents.

(k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriter of the Shares.

(l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

(m) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

(n) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except where the enforcement thereof may be limited by equitable principles or bankruptcy laws.

(o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 6 of this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except for the passive market transactions in the Shares on the Nasdaq National Market (the “NNM”) in accordance with Regulation M under the Exchange Act.

(q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(r) The Common Stock is registered under Section 12(g) of the Exchange Act. The Company’s Common Stock is included on the NNM and the Shares to be sold by the Selling Stockholder hereunder are listed on the NNM.

(s) The Company and its Subsidiaries have sufficient trademarks, trade names, patents, patent rights, mask works, copyrights and licenses (the “Intellectual Property”) as necessary to conduct their businesses as now conducted except as would not have a Material Adverse Effect, and, to the Company’s knowledge, none of the Intellectual Property owned or licensed by the Company is invalid or unenforceable. None of the Company nor the Selling Stockholders has any knowledge of any infringement by it or any of its Subsidiaries of trademarks, trade names, patents, patent rights, mask work rights, copyrights, licenses, trade secrets or other similar rights of others, where such infringement could have a Material Adverse Effect. The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the foregoing intellectual property rights. There is no claim being made or threatened to be made against the Company or any of its Subsidiaries, or to the Company’s and the Selling Stockholders’ knowledge, any employee of the Company or any of its Subsidiaries, regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which would result in a Material Adverse Effect.

(t) The Company and each of its Subsidiaries have filed all federal, state, local, foreign income tax returns and/or extensions for filing which have been required to be filed and have paid all taxes and assessments received by them to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency which has been or, to the knowledge of the Company and the Selling Stockholders, might be asserted or threatened against them which would result in a Material Adverse Effect.

(u) The Company and each of its Subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or threatened (or any basis therefor known to the Company) which may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations), except where such noncompliance would not have a Material Adverse Effect.

(v) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business and as is customary for companies engaged in similar businesses, including, but not limited to, insurance covering product liability and claims insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(w) Neither the Company nor any of its Subsidiaries has nor, to the Company’s knowledge, has any of its or their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(x) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y) The Company and each of its Subsidiaries has complied with all applicable domestic or foreign laws (statutory, common, or otherwise), orders, writs, injunctions, decrees, awards, stipulations, ordinances or administrative doctrines, equitable principles, codes, rules, regulations, executive orders, requests, or other similar authority enacted, adopted, promulgated, or applied by any governmental body and applicable to the Company or a Subsidiary of the Company (collectively, the “Laws”), except where the failure to comply with such Laws would not have a Material Adverse Effect. No action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, investigation or similar event, occurrence or proceeding is pending or, to the Company’s and the Selling Stockholders’ knowledge, threatened against it alleging any failure to comply with the Laws.

4. Representations, Warranties and Covenants of the Selling Stockholders. Each Selling Stockholder for itself represents, warrants and covenants to the Underwriter that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of such Firm Shares and the Option Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, to make the representations, warranties and agreements hereunder, and to sell, assign, transfer and deliver the Firm Shares and the Option Shares to be sold by the Selling Stockholder hereunder.

(b) This Agreement has been duly executed and delivered by the Selling Stockholder and such document constitutes a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms.

(c) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Firm Shares and the Option Shares by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions on his part contemplated by this Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Firm Shares and the Option Shares to be sold by the Selling Stockholder.

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(d) The sale of the Firm Shares and the Option Shares to be sold by the Selling Stockholder hereunder and the performance by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of his properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Selling Stockholder.

(e) The Selling Stockholder has, and at the Closing Date and, if later, the Option Closing Date, will have, good and marketable title to the Firm Shares and the Option Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever; and, upon delivery of such Firm Shares and the Option Shares and payment therefor pursuant hereto, good and marketable title to such Firm Shares and the Option Shares, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriter.

(f) On the Closing Date and the Option Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares and the Option Shares to be sold by the Selling Stockholder to the Underwriter hereunder will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(g) Other than as permitted by the Act and the Rules and Regulations, the Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. The Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(h) All statements concerning the Selling Stockholder contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and the Rules and Regulations and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the

Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(j) The Selling Stockholder, directly or indirectly, will not enter into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar arrangement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock of the Company during the period covered by the lock-up agreement attached hereto as Schedule III.

5. Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

(b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Underwriter promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or the offering. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Underwriter promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) The Company will furnish to the Underwriter, without charge, one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Underwriter, without charge, for transmittal, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) On the Effective Date, and thereafter from time to time, the Company will deliver to the Underwriter, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the reasonable judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as the Underwriter may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriter, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Underwriter after reasonable notice thereof.

(f) Prior to the public offering of the Shares contemplated by this Agreement, the Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will, so long as and to the extent required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants).

(h) During the period of five years commencing on the Effective Date, the Company will furnish to the Underwriter upon request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter upon request a copy of each annual or other report it shall be required to file with the Commission.

(i) The Company will timely file such reports under the Exchange Act as are necessary to make generally available to holders of its securities as soon as may be practicable an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date, which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(j) The Company will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(k) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of the Underwriter, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant (A) to employee stock option plans and the stock purchase plan disclosed in the Prospectus and (B) to the issuance of securities in connection with an acquisition of an entity, business or assets), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

(l) During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement (other than a registration statement on Form S-8 filed to register securities issued or to be issued under employee stock option plans or the employee stock purchase plan, each such plan as disclosed in the Prospectus) filed relating to any securities of the Company without the prior written consent of the Underwriter.

(m) The Company will cause each of its Section 16 officers and directors to, enter into lock-up agreements with the Underwriter to the effect that they will not, without the prior written consent of the Underwriter, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms and subject to the conditions set forth in the form of lock-up agreement attached as Schedule III hereto.

(n) The Company shall pay all fees, disbursements and other charges of counsel for the Underwriter in connection with this Agreement and the transactions contemplated hereby, but only if the transactions contemplated by this Agreement are not consummated or if this Agreement is terminated.

6. Agreements of the Selling Stockholders. The Selling Stockholders covenant and agree with the Underwriter as follows:

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Stockholders, in proportion to the Shares sold hereunder or in such proportions as they may agree upon themselves, shall pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Underwriters’ Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filing fees associated with filings required to be made by the Underwriter with the NASD, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriter, except as otherwise provided herein) and (ix) the transfer agent for the Shares. The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of his or its obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder.

(b) The Selling Stockholders will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the following conditions:

(a) Notification that the Registration Statement has become effective shall be received by the Underwriter not later than 5:00 p.m., Pacific time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriter and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and counsel for the Underwriter and the Underwriter does not object thereto in good faith, and (v) the Underwriter shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the reasonable judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriter at the price set forth on the cover page of the Prospectus.

(d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the reasonable judgment of the Underwriter, materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries.

(e) Each of the representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Selling Stockholders and all conditions contained herein to be fulfilled or complied with by the Company or the Selling Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Underwriter shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Underwriter and counsel for the Underwriters, from Morrison & Foerster, LLP, counsel to the Company and the Wilnai Family Trust UDT 11/12/97 and the Tzarnotzky Family Revocable Trust of December 28, 2000 (the “Principal Stockholders”), with respect to the following matters:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware; has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus; and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary and where the failure to be licensed or qualified would have a material and adverse effect on the business or financial condition of the Company.

(ii) All of the outstanding shares of capital stock of the Company (including the Firm Shares and Option Shares to be sold by the Selling Stockholders) have been duly authorized, validly issued and are fully paid and nonassessable.

(iii) To such counsel’s knowledge, except as disclosed in or specifically contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

(iv) To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of its respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

(v) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Shares.

(vi) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vii) The execution and delivery of this Agreement, the compliance by the Company with all of the terms hereof and the consummation of the transactions contemplated hereby do not contravene any provision of applicable law or the Certificate of Incorporation or By-Laws of the Company, and to such counsel’s knowledge will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument set forth on an exhibit to such opinion, or violate or conflict with (i) any judgment, ruling, decree or order known to such counsel, or (ii) any statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Company; provided that no opinion is required as to compliance with state securities or Blue Sky laws.

(viii) To such counsel’s knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Act and the Rules and Regulations.

(ix) All of the issued shares of common stock of the Company (including the Shares) conform to the description thereof incorporated by reference into the Prospectus.

(x) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xi) The Firm Shares and the Option Shares to be sold by the Selling Stockholders are duly listed on the NNM.

(xii) To such counsel’s knowledge, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the offering contemplated hereby.

(xiii) The Registration Statement has become effective under the Act, and to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

(xiv) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial data contained in or incorporated by reference into the Registration Statement or the Prospectus, as to which such counsel need express no opinion).

(xv) Such counsel has participated in the preparation of the Registration Statement and Prospectus and has no reason to believe that, as of the Effective Date the Registration Statement, or any amendment or supplement thereto, (other than the financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date and, if later, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion).

(xvi) Upon filing of the Company’s Form 10-K/A filed with the Commission on March 3, 2004, the Company’s Annual Report on Form 10-K incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

(xvii) This Agreement has been duly executed and delivered by the Principal Stockholders.

(xviii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Principal Stockholders of the transactions on their part contemplated by this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Shares.

(xix) To such counsel’s knowledge, the Principal Stockholders have full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Shares and the Option Shares to be sold by the Principal Stockholders hereunder and, upon payment for such Shares and assuming that the Underwriters are purchasing such Shares in good faith and without notice of any other adverse claim within the meaning of the Uniform Commercial Code, the Underwriters will have acquired all rights of the Principal Stockholders in the Firm Shares and the Option Shares free of any adverse claim, any lien and any restrictions on transfer imposed by the Company.

In rendering the foregoing opinions, such counsel may rely upon opinions of other counsel retained by the Principal Stockholders reasonably acceptable to the Underwriter and as to matters of fact on certificates of the Principal Stockholders, officers of the Company and governmental officials and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement, provided that the opinion of counsel to the Company and Principal Stockholders shall state that they are doing so, that they have no reason to believe that they and the Underwriters are not entitled to rely on such opinions or certificates and that copies of such opinions or certificates are to be attached to the opinion.

In rendering such opinion, such counsel may rely upon as to matters of local law on opinions of counsel satisfactory in form and substance to the Underwriter and counsel for the Underwriter, provided that the opinion of counsel to the Company and the Selling Stockholders shall state that they are doing so, that they have no reason to believe that they and the Underwriter are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

(g) The Underwriter shall have received an opinion, dated the Closing Date and the Option Closing Date, from James N. Casey, Vice President and General Counsel of Philips Semiconductors Inc. (“Philips”) with respect to the matters set forth in Sections 7(f) (xvii), (xviii) and (xix) above, as such matters would apply to Philips in lieu of the Principal Stockholders.

(h) The Underwriter shall have received an opinion, dated the Closing Date and the Option Closing Date, from Stradling Yocca Carlson & Rauth, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

(i) The Underwriter shall have received an opinion, dated the Closing Date and the Option Closing Date, from Stradling Yocca Carlson & Rauth, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

(j) Concurrently with the execution and delivery of this Agreement, PWC shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and the Selling Stockholders, and in form and substance satisfactory to the Underwriter, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations, and with respect to certain financial and other statistical and numerical information contained in or incorporated by reference into the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, PWC shall have furnished to the Underwriter and the Selling Stockholders a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from PWC, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

(k) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, the Registration Statement and Prospectus are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not untrue or misleading, and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(l) Concurrently with the execution and delivery of this Agreement and at the Closing Date, and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by the Selling Stockholders, in form and substance satisfactory to the Underwriter, to the effect that the representations and warranties of such Selling Stockholder contained herein are true and correct on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by such Selling Stockholder on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

(m) On or prior to the Closing Date, the Underwriter shall have received the executed lock-up agreements referred to in Section 5(n).

(n) The Shares shall be qualified for sale (or exempt from such qualification) in such jurisdictions as the Underwriter may reasonably request and each such qualification (or exemption) shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

(o) The Company and the Selling Stockholders shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company and the Selling Stockholders of its and his respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

8. Indemnification.

(a) The Company and each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all reasonable and documented investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, payable, in the case of investigative, legal and other expenses, promptly following the end of the quarter in which such expenses are incurred (the “Quarterly Expenses”) which shall be paid as set forth in Section 8(c)(v) below; provided, however, that to the extent any such payment is ultimately held to be improper, the persons or entities receiving such payments shall promptly refund them), to which they, or any of them, may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or such Selling Stockholder contained herein or any failure of the Company or such Selling Stockholder to perform its or his obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Company and the Selling Stockholders will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus; (ii) the Company and the Selling Stockholders will not be liable to the Underwriter, the directors, officers, employees or agents of the Underwriter or any person controlling the Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from the Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 hereof; (iii) the liability of each Selling Stockholder under this Section 8(a) shall not exceed the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Shares sold by such Selling Stockholder pursuant to this Agreement; (iv) no Selling Stockholder shall be liable for any inaccuracy in any representation or warranty made by any other Selling Stockholder in Section 6 or any failure by any other Selling Stockholder to perform its or his obligations hereunder or under law in connection with the transactions contemplated hereby; and (v) to the extent not prohibited by applicable law, only the Company shall be required to advance the Quarterly Expenses, unless and until there is a final judgment by a court of competent jurisdiction (as to which all rights of appeal have been exhausted or lapsed) determining the amount of the Quarterly Expenses which are allocable to each Selling Stockholder and the Company, at which time each Selling Stockholder shall promptly pay to the Company or the Underwriter such amount as necessary to comply with the allocations determined by such court. The Company and the Selling Stockholders acknowledge that the statements set forth in the seventh, ninth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company and the Selling Stockholders might otherwise have.

(b) The Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholders to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriter, as set forth in Section 8(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter, on behalf of the Underwriter, expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. The Company and the Selling Stockholders acknowledge that the statements set forth in the seventh, ninth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter on behalf of the Underwriter expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 8 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by any indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party as Quarterly Expenses consistent with the terms of Section 8(a) hereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d) If the indemnification provided for in this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 8 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Stockholder from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8(d), each Selling Stockholder shall not be required to contribute any amount in excess of the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Shares sold by such Selling Stockholder pursuant to this Agreement. For purposes of this Section 8(d), any person or entity who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

9. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company and the Selling Stockholders, without liability on the part of the Underwriter to the Company or the Selling Stockholder if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Underwriter (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by NNM, (ii) trading in securities generally on NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established in such market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such market, by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by federal authority, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of war or armed hostilities or other national or international calamity, crisis or terrorist act shall have occurred, the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall be under any liability to the Underwriter except as provided in Sections 5(j) and 8 hereof.

10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company or the Selling Stockholders other than Philips Semiconductors Inc., at the office of the Company, 3385 Scott Boulevard, Santa Clara, California 95054, Attention: President, with a copy to Rich Scudellari, Esq., Morrison & Foerster, LLP, 755 Page Mill Road, Palo Alto, California 94304-1018, (b) if to Philips Semiconductors Inc., to 1109 McKay Drive MS 54 SJ, San Jose, CA 95131, Attention: James N. Casey, or (c) if to the Underwriters, to B. Riley & Co., 11150 Santa Monica Blvd., Suite 750, Los Angeles, California 90025, Attention: Corporate Finance Department, with a copy to Bruce Feuchter, Esq., Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660. Any such notice shall be effective only upon receipt. Any notice under such Section 9 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders and the controlling persons and entities, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

Any action required or permitted to be taken by the Underwriter under this Agreement shall be taken by B. Riley & Co., Inc.

This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Company, the Selling Stockholders and the Underwriter each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

COMPUTER ACCESS TECHNOLOGY CORPORATION

By:

Title:

SELLING STOCKHOLDERS

PHILIPS SEMICONDUCTORS INC.

By:

Title:

WILNAI FAMILY TRUST UDT 11/12/97

By:

Name:	Dan Wilnai
Title:	Trustee

By:

Name:	Sarah Wilnai
Title:	Trustee

TZARNOTZKY FAMILY REVOCABLE TRUST OF DECEMBER 28, 2000

By:

Name:	Peretz Tzarnotzky
Title:	Trustee

Confirmed as of the date first above mentioned:

B. Riley & Co., Inc.

By:

Title:

SCHEDULE I

UNDERWRITER

Underwriter	No. of Firm Shares to be Purchased
B. Riley & Co., Inc.	4,250,000
Total	4,250,000

SCHEDULE II

Selling Stockholder	Total No. of Firm Shares to be Sold	Total No. of Option Shares to be Sold
Philips Semiconductors Inc.	2,250,000	337,500
Wilnai Family Trust UDT 11/12/97	1,000,000	150,000
Tzarnotzky Family Revocable Trust of December 28, 2000	1,000,000	150,000

TOTAL	4,250,000	637,500

SCHEDULE III

COMPUTER ACCESS TECHNOLOGY CORPORATION

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

March __, 2004

B. Riley & Co., Inc.

11150 Santa Monica Blvd., Suite 750

Los Angeles, CA 90025

Ladies and Gentlemen:

The undersigned is a holder of securities of Computer Access Technology Corporation, a Delaware corporation (the “Company”) and wishes to facilitate the public offering of shares of the Common Stock, par value $.001 per share (the “Common Stock”) of the Company (the “Offering”), as contemplated in the Underwriting Agreement to be entered into by the Company, certain selling stockholders and you. The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of B. Riley & Co., Inc. acting on its own behalf and/or on behalf of other representatives of the underwriters, directly or indirectly, sell, contract to sell, make any short sale, pledge, transfer or otherwise dispose of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which he, she or it may now or hereafter own, for a period commencing as of the day on which the registration statement to be filed on behalf of the Company in connection with the Offering (the “Registration Statement”) shall become effective by order of the Securities and Exchange Commission (the “Effective Date”) and ending on the date which is ninety (90) days after the Effective Date; provided that the foregoing shall not apply to transactions relating to shares of Common Stock of the Company or other securities acquired in open market transactions after the completion of the Offering so long as such transactions would not require any public filings or reporting by the undersigned, including filings under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. This Agreement shall lapse and become null and void if the first closing of the Offering shall not have occurred on or prior to April 1, 2004.

SIGNATURE PAGE TO FOLLOW

Very truly yours,

Print Name of Stockholder

Signature

The Company requests that this Lock-Up Agreement be completed and delivered to the Company’s counsel, Rich Scudellari, Esq., Morrison & Foerster, LLP, 755 Page Mill Road, Palo Alto, California 94304-1018.

SCHEDULE IV

SUBSIDIARIES

CATC UK, Ltd.

Verisys, Inc.